UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒                                        Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SELLAS LIFE SCIENCES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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April 23, 2021

To Our Stockholders:

You are cordially invited to attend the 2021 annual meeting of stockholders of SELLAS Life Sciences Group, Inc. (the “Company”) to be held at 8:30 a.m. Eastern Time on June 8, 2021 (the “2021 Annual Meeting”) via live webcast. In light of public health restrictions and recommendations relating to the ongoing coronavirus (COVID-19) pandemic, we will hold the 2021 Annual Meeting virtually via live webcast. You will be able to attend and participate in the 2021 Annual Meeting online via the live webcast and vote your shares electronically by visiting: www.meetingcenter.io/287191590. The password for the meeting is: SLS2021. There is no physical location for the 2021 Annual Meeting.

The enclosed Notice of Annual Meeting of Stockholders sets forth the proposals that will be presented at the 2021 Annual Meeting, which are described in more detail in the enclosed Proxy Statement. Our Board of Directors recommends that you vote “FOR” Proposals 1, 2, 3 and 4 as set forth in the Proxy Statement.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet, unless a stockholder requests printed materials. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 26, 2021, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement for the 2021 Annual Meeting and our 2020 annual report to stockholders. The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the 2021 Annual Meeting. Whether you plan to attend the 2021 Annual Meeting or not, it is important that you cast your vote. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the Proxy Statement, you are urged to vote in accordance with the instructions set forth in the Proxy Statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

On behalf of the Board and the management team, we thank you for your ongoing support of, and continued interest in, SELLAS Life Sciences Group, Inc.

Very truly yours,

Angelos M. Stergiou, M.D., Sc.D. h.c.
President and Chief Executive Officer

SELLAS LIFE SCIENCES GROUP, INC.

Times Square Tower, 7 Times Square, Suite 2503

New York, New York 10036

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TIME:	8:30 a.m. Eastern Time

DATE:	June 8, 2021

PLACE:	Via live webcast. Go to: www.meetingcenter.io/287191590; the password is: SLS2021. There is no physical location for the 2021 Annual Meeting.

PURPOSES:

1.	To elect one Class II director to serve on our Board of Directors for a three-year term expiring on the date on which our annual meeting of stockholders is held in 2024;

2.	To ratify the appointment by our Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers;

4.	To approve the 2021 Employee Stock Purchase Plan; and

5.	To transact such other business as may properly come before the 2021 Annual Meeting and any adjournment or postponement thereof.

WHO MAY VOTE:

You may vote if you were the record owner of the Company’s common stock at the close of business on Tuesday, April 13, 2021. A list of stockholders of record will be available at the 2021 Annual Meeting and, during the 10 days prior to the 2021 Annual Meeting, at our principal executive offices located at Times Square Tower, 7 Times Square, Suite 2503, New York, NY 10036.

All stockholders are cordially invited to attend the 2021 Annual Meeting. Whether you plan to attend the 2021 Annual Meeting or not, we urge you to vote promptly in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

By Order of the Board of Directors,

Barbara A. Wood
Executive Vice President, General Counsel and Corporate Secretary

New York, New York

April 23, 2021

i

SELLAS LIFE SCIENCES GROUP, INC.

Times Square Tower, 7 Times Square, Suite 2503

New York, New York 10036

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

Tuesday, June 8, 2021

This Proxy Statement, along with the accompanying notice of 2021 Annual Meeting, contains information about the annual meeting of stockholders of SELLAS Life Sciences Group, Inc., including any adjournments or postponements of the 2021 Annual Meeting. We are holding the 2021 Annual Meeting at 8:30 a.m., Eastern Time, on June 8, 2021 via live webcast. There will be no physical location for the 2021 Annual Meeting. We refer, in this Proxy Statement, to SELLAS Life Sciences Group, Inc. as “SELLAS,” “the Company,” “we” and “us,” or “our.”

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the 2021 Annual Meeting.

On or about April 26, 2021, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2021 Annual Meeting and our 2020 annual report to stockholders.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why is the Company Soliciting My Proxy?

Our Board of Directors is soliciting your proxy to vote at the 2021 Annual Meeting to be held via live webcast, on June 8, 2021, at 8:30 a.m., Eastern Time, and any adjournments or postponements of the meeting, which we refer to as the 2021 Annual Meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the 2021 Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, because you owned shares of our common stock on April 13, 2021, or the Record Date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials, to stockholders on or about April 26, 2021.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process will expedite stockholders’ receipt of proxy materials, lower the costs of the 2021 Annual Meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

How do I attend the 2021 Annual Meeting?

The 2021 Annual Meeting will be held on Tuesday, June 8, 2021, at 8:30 a.m., Eastern Time, via live webcast. You will be able to attend and participate in the 2021 Annual Meeting online via live webcast and vote your shares electronically by visiting: www.meetingcenter.io/287191590 on the meeting date and time described in this Proxy Statement. The password for the meeting is: SLS2021. There is no physical location for the 2021 Annual Meeting. You are entitled to participate in the 2021 Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date or if you hold a valid proxy for the 2021 Annual Meeting.

How do I submit questions?

You may submit questions in advance of the 2021 Annual Meeting by emailing the questions, along with proof of ownership, to questions2021@sellaslife.com prior to 8:30 a.m. Eastern Time on June 7, 2021. You may also submit questions during the 2021 Annual Meeting by visiting: www.meetingcenter.io/287191590. We will, subject to time constraints, answer all questions that are pertinent to the business of the 2021 Annual Meeting and will give priority to questions submitted in advance.

Who can vote at the 2021 Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the 2021 Annual Meeting. On the Record Date, there were 15,084,754 shares of common stock issued and outstanding. Our common stock is our only class of voting stock.

How Do I Vote?

Whether you plan to attend the 2021 Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify (i) whether your shares should be voted FOR or WITHHELD for Proposal 1, our nominee for Class II director, and (ii) whether your shares should be voted for, against or abstain with respect to Proposals 2, 3 and 4. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the 2021 Annual Meeting. You may vote by one of the following methods:

By Internet: If you have Internet access, you may submit your vote from any location in the world by following the instructions in the Notice or following the instructions on the proxy card or voting instruction card sent to you.
By Telephone: You may submit your vote by following the telephone voting instructions on the proxy card or voting instruction card sent to you.
By Proxy by Mail: You may vote by mail by requesting a full paper copy of the Proxy Statement materials as instructed in the Notice of Internet Availability and marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 1:00 a.m. Eastern Time on June 8, 2021.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. If on the Record Date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” You must follow the instructions of the holder of record in order for your shares to be voted.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote during the 2021 Annual Meeting, vote by proxy over the telephone or through the Internet, or vote by proxy using a proxy card. Whether or not you plan to attend the 2021 Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the 2021 Annual Meeting even if you have already voted by proxy. If you voted by proxy and decide to vote, or change your proxy, while in attendance at the 2021 Annual Meeting, you must first revoke your proxy at the 2021 Annual Meeting and then vote in accordance with the instructions provided at the 2021 Annual Meeting.

•	To vote during the 2021 Annual Meeting, you must follow the instructions provided for voting during the live webcast.

•	To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2021 Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 1:00 a.m., Eastern Time on June 8, 2021 to be counted.

•	To vote through the Internet, go to www.envisionreports.com/SLS to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 1:00 a.m. Eastern Time on June 8, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other nominee.

What am I voting on?

This Proxy Statement describes the proposals on which we would like you, as a stockholder, to vote at the 2021 Annual Meeting. This Proxy Statement provides you with information on the proposals, as well as other information about us, so that you can make an informed decision as to whether and how to vote your stock.

At the 2021 Annual Meeting, stockholders will act upon the following three proposals:

Proposal 1:	To elect one Class II director to serve on our Board for a three-year term expiring on the date on which our annual meeting is held in 2024.

Proposal 2:	To ratify the appointment by our Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal 3:	To approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.

Proposal 4:	To approve the 2021 Employee Stock Purchase Plan.

How Does our Board of Directors Recommend That I Vote on the Proposals?

Our Board of Directors recommends that you vote as follows:

▪	“FOR” the election of the nominee for Class II director;

▪	“FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

▪	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and

▪	“FOR” the 2021 Employee Stock Purchase Plan.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee (sometimes referred to as shares held in “street name”) and you do not provide instructions how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion. A broker or other nominee may generally vote in their discretion on routine matters. In this regard, Proposals 1, 3 and 4 are considered to be “non-routine”, meaning that if your broker does not receive instructions from you on how to vote your shares on such non-routine matter, the broker will not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposals 1, 3 and 4. However, Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“FOR” the election of one Class II director to serve on our Board for a three-year term expiring on the date on which our annual meeting is held in 2024.

•	“FOR” the ratification of the appointment by our Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

•	“FOR” the advisory approval of named executive compensation.

•	“FOR” the 2021 Employee Stock Purchase Plan.

If any other matter is properly presented at the 2021 Annual Meeting, your proxyholder will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the 2021 Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at SELLAS Life Sciences Group, Inc., Times Square Tower, 7 Times Square, Suite 2503, New York, New York 10036.

•	You may cast a vote at the meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Proposals of stockholders intended to be presented at our 2022 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, Times Square Tower, 7 Times Square, Suite 2503, New York, New York 10036, Attention: Corporate Secretary, no later than December 24, 2021, the date that is 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in the proxy statement and proxy card relating to that meeting.

If a stockholder wishes to present a proposal at our 2022 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our bylaws, such stockholder must give written notice to our Corporate Secretary at our principal executive offices at the address noted above. The Corporate Secretary must receive such notice no earlier than February 8, 2022, and no later than March 10, 2022, provided that if the date of the 2022 annual meeting of stockholders is held before June 8, 2022, such notice must instead be received by the Corporate Secretary no earlier than the 120th day prior to the 2022 annual meeting of stockholders and not later than the close of business on the 90th day prior to the 2022 annual meeting of stockholders in order for such notice to be timely.

How are votes counted?

Votes will be counted by the inspector of election appointed for the 2021 Annual Meeting, who will separately count, with respect to (i) the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and (ii) Proposals 2, 3 and 4, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or nominee holding the shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1, 3 and 4 are considered to be “non-routine” under NYSE rules and we, therefore, expect broker non-votes to exist in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker or nominee holding the shares by the deadline provided in the materials you receive from your broker or nominee.

How many votes are needed to approve each proposal?

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the 2021 Annual Meeting will constitute a quorum for the transaction of business at the 2021 Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the 2021 Annual Meeting. The following votes are required for approval of the proposals being presented at the 2021 Annual Meeting:

Proposal 1: To Elect One Class II Director. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. The only nominee for Class II director to be considered at the 2021 Annual Meeting is David A. Scheinberg. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the foregoing Class II Director.

Proposal 2: To Ratify the Appointment by the Audit Committee of Moss Adams LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the current fiscal year.

Proposal 3: To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. This proposal calls for a non-binding, advisory vote, and accordingly there is no “required vote” that would constitute approval. However, our Board of Directors, including our compensation committee, values the opinions of our stockholders and we will consider our stockholders’ concerns to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement and evaluate what actions may be appropriate to address those concerns.

Proposal 4: To approve the 2021 Employee Stock Purchase Plan. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval of the 2021 Employee Stock Purchase Plan.

Shares that abstain from voting as to a particular matter and shares held in “street name” by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our then outstanding shares of the common stock entitled to vote are present at the 2021 Annual Meeting in person or represented by proxy. On the Record Date, there were 15,084,754 shares issued and outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you cast your vote online. If there is no quorum, the holders of a majority of shares present at the 2021 Annual Meeting or represented by proxy may adjourn the 2021 Annual Meeting to another date.

How can I find out the 2021 Annual Meeting voting results?

Preliminary voting results will be announced at the 2021 Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2021 Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the 2021 Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

What proxy materials are available on the Internet?

This proxy statement and the annual report to stockholders are available at http://www.envisionreports.com/SLS.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

How may I obtain an additional copy of the proxy materials if I share an address with another stockholder?

Some brokers or other nominee record holders may be sending you a single Notice or, if applicable, a single set of our proxy materials if multiple stockholders of the Company live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” the Notice or if, applicable, our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write to our Corporate Secretary at: SELLAS Life Sciences Group, Inc., Times Square Tower, 7 Times Square, Suite 2503, New York, NY 10036, (646) 200-5278. If you want to receive your own Notice or, if applicable, set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 13, 2021 for (i) the named executive officers named in the Summary Compensation Table on page 14 of this proxy statement, (ii) each of our directors and director nominees, (iii) all of our current directors and named executive officers as a group and (iv) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 13, 2021 pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 15,084,754 shares of common stock outstanding on April 13, 2021.

Name of Beneficial Owner	Number		Percentage of Shares Beneficially Owned
Angelos M. Stergiou, President, Chief Executive Officer and Director	36,650	(1)	*
Barbara A. Wood, Executive Vice President, General Counsel and Corporate Secretary	10,413	(2)	*
Dragan Cicic, Senior Vice President, Clinical Development	10,938	(2)
Jane Wasman, Chair of the Board	7,330	(2)	*
David L. Scheinberg, Director	7,512	(3)	*
Robert Van Nostrand, Director	7,330	(2)	*
John Varian, Director	7,330	(2)	*
All current named executive officers and directors as a group (7 persons)	87,413		*

* Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)	Represents 8,537 shares of our common stock and options to purchase 28,023 shares of our common stock exercisable within 60 days.

(2)	Represents options to purchase shares of our common stock exercisable within 60 days.

(3)	Represents 182 shares of our common stock and options to purchase 7,330 shares of our common stock exercisable within 60 days.

MANAGEMENT AND CORPORATE GOVERNANCE

Board of Directors

Our Bylaws provide that our business shall be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors has set the current size of the Board at five members, classified into three classes as follows: (i) Jane Wasman and Robert Van Nostrand are members of Class I with a term ending at the 2023 annual meeting; (ii) David A. Scheinberg is a member of Class II with a term ending at the 2021 Annual Meeting; and (iii) Angelos M. Stergiou and John Varian are members of Class III with a term ending at the 2022 annual meeting.

Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated David Scheinberg for election at the 2021 Annual Meeting as a Class II director for a term of three years to serve until the 2024 annual meeting of stockholders, and until his successor has been elected and qualified.

Set forth below are the names of (i) the persons nominated for election as directors, and (ii) those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years as of April 27, 2021. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position	Term Expires	Audit Committee	Compensation Committee	Nominating And Corporate Governance Committee	Science Committee
Jane Wasman	64	Chair of the Board	2023	✔	✔	✔*
Angelos M. Stergiou	45	Director President and Chief Executive Officer	2022				✔
David A. Scheinberg	65	Director	2021				✔*
Robert L. Van Nostrand	64	Director	2023	✔	✔*	✔
John Varian	60	Director	2022	✔*		✔	✔

*Denotes Chair of Committee

Jane Wasman. Ms. Wasman has been a director of the Company, Chair of the Board and Chair of the Nominating and Corporate Governance Committee of the Board since December 2017. Ms. Wasman became a member of the Compensation Committee in 2017 and the Audit Committee in 2019. Ms. Wasman was President, International & General Counsel and Corporate Secretary of Acorda Therapeutics, Inc., or Acorda, a publicly traded biopharmaceutical company, from October 2012 until December 2019, managing its international, legal, quality, IP and compliance functions. From January 2012 until October 2012, she was Acorda’s Chief, Strategic Development, General Counsel and Corporate Secretary, and from May 2004 until January 2012, she was Acorda’s Executive Vice President, General Counsel and Corporate Secretary. Before joining Acorda, Ms. Wasman was with Schering-Plough Corporation, a global pharmaceutical company, for over eight years, holding various U.S. and international leadership positions, including Staff Vice President and Associate General Counsel. Ms. Wasman earned a J.D. from Harvard Law School and her undergraduate degree magna cum laude from Princeton University. Ms. Wasman is also a member of the board of directors of Rigel Pharmaceuticals, Inc. and Athersys, Inc., publicly traded biopharmaceutical companies, and Cytovia Therapeutics, a private biopharma company, and has been a member of the board of directors and of the executive committee of the board of NewYorkBIO since 2007. The Company believes Ms. Wasman’s significant executive and management experience at publicly traded biopharmaceutical companies qualifies her to serve on our Board.

Angelos M. Stergiou, M.D., Sc.D. h.c. Dr. Stergiou has served as our President and Chief Executive Officer, and a director, since December 2012. In 2012, Dr. Stergiou founded our predecessor entity, or Private SELLAS, that completed a business combination with Galena Biopharma on December 29, 2017, and served as the President and Chief Executive Officer and a director of Private SELLAS since that time, and as Chairman from 2012 to July 2016, and as Vice Chairman from July 2016 to December 2017. In connection therewith, Dr. Stergiou led the negotiation of an exclusive license agreement with Memorial Sloan Kettering Cancer Center, or MSK, to develop and commercialize MSK’s WT1 peptide vaccine technology, which was satisfied in part by the transfer to MSK of certain of Dr. Stergiou’s shares in Private SELLAS. Dr. Stergiou also co-founded Genesis Life Sciences, Ltd. (now Genesis Research), a boutique health economics and pricing-reimbursement and health access company where he served as President and Chief Operating Officer from 2009 to 2011. From 2004 to 2008 Dr. Stergiou served as Vice President and Head of Drug Development at Accentia Biopharmaceuticals, Inc and also served in the same capacity as well as Chief Medical Officer at its subsidiary Biovest International, Inc. during the same time. While at Biovest International, Inc., Dr. Stergiou led the Phase 3 development of a therapeutic cancer vaccine, BiovaxID, which was presented at the American Society of Clinical Oncology plenary session in 2009. Dr. Stergiou started his biotechnology career in 2002 at PAION AG where he served as its U.S. program lead of desmoteplase (DEDAS) and served on the joint steering and oversight committee of PAION AG with Forest Laboratories, Inc. in 2003-2004. Dr. Stergiou holds an M.D. from the U.S. American Institute of Medicine and a Sc.D. h.c. from Kentucky Wesleyan College and received his undergraduate degree in pre-medicine, biology and chemistry from Kentucky Wesleyan College. Dr. Stergiou is a member of the Board of Trustees at Kentucky Wesleyan College, a Fellow of the Royal Society of Medicine, an active member of the World Medical Association, and a member of the American Academy of Physicians in Clinical Research and the Association of Clinical Research Professionals. The Company believes that Dr. Stergiou’s experience as the founder of Private SELLAS and as President, Chief Executive Officer and Director of the Company, as well as his extensive experience in the biopharmaceutical industry and his significant management experience, qualifies him to serve on our Board.

David A. Scheinberg, M.D., Ph.D. Dr. Scheinberg has been a director of the Company since December 2017. Dr. Scheinberg is currently the Vincent Astor Chair and Chairman of Molecular Pharmacology, Sloan Kettering Institute. He also founded and chairs the Center for Experimental Therapeutics at MSK, where he spearheaded the discovery and early clinical development of galinpepimut-S and founded and was chair of the Nanotechnology Center from 2010 to 2014. Additionally, Dr. Scheinberg is a Professor of Medicine and Pharmacology and co-chair of the Pharmacology graduate program at the Weill-Cornell University Medical College and Professor in the Gerstner-Sloan Kettering Graduate School at MSK. Dr. Scheinberg is also an attending physician in the Department of Medicine, Leukemia Service and Hematology Laboratory Service/Department of Clinical Laboratories at Memorial Hospital. Dr. Scheinberg is an advisor to charitable foundations and cancer centers and sat on the board of directors of Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX), a biotechnology company, from 1996 to 2019, and currently sits on the board of directors of Sapience Therapeutics, Inc., a privately held, preclinical stage biotechnology company. Dr. Scheinberg also served on Private SELLAS’ Scientific Advisory Board from 2015 to 2017. From 2010 through 2016 he served on the board of directors of Contrafect Corporation, a publicly traded clinical-stage biotechnology company. Dr. Scheinberg holds an M.D. and a Ph.D. in Pharmacology and Experimental Therapeutics from the Johns Hopkins University School of Medicine. Dr. Scheinberg earned his undergraduate degree in Biology from Cornell University. The Company believes Dr. Scheinberg’s experience on Private SELLAS’s Scientific Advisory Board and other public board experience, as well as his expertise as a leading academic oncologist at MSK, including broad knowledge of and contacts in the highest levels of medical research, qualifies him to serve on our Board.

Robert L. Van Nostrand. Mr. Van Nostrand has been a director of the Company and Chair of the Compensation Committee since December 2017. He was a member of the board of directors of Achillion Pharmaceuticals, Inc. (NASDAQ: ACHN), a biotechnology company, until it was acquired in January 2020. He is a member of the board of directors of Intra-Cellular Therapies, Inc. (NASDAQ: ITCI), a biopharmaceutical company, Yield10 Bioscience, Inc. (NASDAQ: YTEN), formerly Metabolix, Inc., a bio-agricultural company, Likeminds, Inc., a private biotech company, and the Biomedical Research Alliance of New York, a private company providing clinical trial services. Mr. Van Nostrand was Executive Vice President and Chief Financial Officer of Aureon Laboratories, Inc., a pathology life science company, from January 2010 to July 2010. Prior to joining Aureon Laboratories, Mr. Van Nostrand served as Executive Vice President and Chief Financial Officer of AGI Dermatics, a private biotechnology company, from July 2007 to September 2008, when the company was acquired. Between 1986 and 2007, Mr. Van Nostrand held various executive and other management positions, including Chief Compliance Officer and Chief Financial Officer, at OSI Pharmaceuticals, Inc., or OSI. Prior to joining OSI, Mr. Van Nostrand served in a managerial position with the accounting firm, Touche Ross & Co., currently Deloitte. Mr. Van Nostrand is a member of the board of NewYorkBIO where he previously served as Chairman. Mr. Van Nostrand holds a B.S. in Accounting from Long Island University, New York and completed advanced management studies at the Wharton School of the University of Pennsylvania. He is a Certified Public Accountant. The Company believes Mr. Van Nostrand’s vast board and industry experience in life sciences, his qualification as a financial expert, as well as his experience in transaction structuring and risk management qualifies him to serve on our Board.

John Varian. Mr. Varian has been a director of the Company and Chair of the Audit Committee since December 2017. Mr. Varian served as Chief Executive Officer of XOMA Corporation, or XOMA, from August 2011 through December 2016 and served as a member of the board of directors of XOMA from December 2008 through May 2017. Mr. Varian served as a member of the board of directors of Versartis, Inc. (NASDAQ: VSAR) from March 2014 through October 2018, when it acquired Aravive, and the board of directors of Egalet Corporation (NASDAQ: EGLT) from June 2018 through February 2019, when it acquired the assets of Iroko. Mr. Varian previously served as Chief Operating Officer of ARYx Therapeutics, Inc. from December 2003 through August 2011. Beginning in May 2000, Mr. Varian was Chief Financial Officer of Genset S.A. in France, where he was a key member of the team negotiating Genset’s sale to Serono S.A. in 2002. From 1998 to 2000, Mr. Varian served as Senior Vice President, Finance and Administration of Elan Pharmaceuticals, Inc., joining the company as part of its acquisition of Neurex Corporation. Prior to the acquisition, he served as Neurex Corporation’s Chief Financial Officer from 1997 until 1998. From 1991 until 1997, Mr. Varian served as the VP Finance and Chief Financial Officer of Anergen Inc. Mr. Varian was an Audit Principal/Senior Manager at Ernst & Young LLP from 1987 until 1991, where he focused on life sciences. Mr. Varian was also a founding committee member of Bay Bio and a former chairman of the Association of Bioscience Financial Officers International Conference. Mr. Varian is also a member of the board of directors of AmMax Bio, Inc., a private biopharmaceutical company. Mr. Varian holds a B.B.A. from Western Michigan University. He is a Certified Public Accountant. The Company believes Mr. Varian’s significant experience working with biopharmaceutical companies, including developing and implementing strategy, with a focus on financing, corporate financial management and related matters, qualifies him to serve on our Board.

Independence of the Board of Directors

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors of such listed company. Our Board consults with our internal and outside counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Jane Wasman, Robert L. Van Nostrand, each Class I directors, and John Varian, a Class III director. In making this determination, our Board found that none of these directors had a material or other disqualifying relationship with the Company. David A. Scheinberg, M.D., Ph.D., our Class II director, because of payments made by Private SELLAS between 2015 and 2018 to MSK pursuant to a Sponsored Research Agreement which provided financial support for research conducted by Dr. Scheinberg, and Angelos M. Stergiou, M.D. ScD. h.c., our President and Chief Executive Officer and a Class III director, are not presently considered “independent” pursuant to the applicable Nasdaq standards.

Board Leadership Structure

Our Board has an independent Chair, Jane Wasman, who has authority, among other things, to preside over Board meetings and stockholder meetings, as well as such powers and duties as may from time to time be assigned by the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in our best interests and those of our stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of our Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through the standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with certain legal and regulatory requirements, including requirements related to privacy and data protection, and oversees the performance of the internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation. Each committee charged with risk oversight reports to the Board on risk matters.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assure that the Board has the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board follows with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at https://www.sellaslifesciences.com/investors/corporate-governance/default.aspx#section=documents.

Clawback Policy

In March 2021, our Board of Directors adopted a clawback policy. The clawback policy applies to all incentive-based compensation granted after the policy’s adoption, including cash and equity incentive awards. The policy provides that if both (1) an accounting restatement is required due to our material noncompliance with any financial reporting requirement under the U.S. federal securities laws and (2) our Board of Directors (or a committee thereof), in its sole discretion, determines that an act or omission of a current or former executive officer contributed to the circumstances requiring the restatement and that such act or omission involved fraud or intentional misconduct, then we will use reasonable efforts to recover from such person up to 100% of any incentive-based compensation awarded during the three-year period preceding the date on which we are required to prepare such accounting restatement.

Committees of the Board of Directors and Meeting Attendance

Board of Directors. During the fiscal year ended December 31, 2020 there were 19 meetings of our Board of Directors. No director attended fewer than 75% of the total number of meetings of our Board of Directors and of committees of our Board of Directors on which such director served during 2020. Our Board of Directors makes every effort to but is not required to attend each annual meeting of our stockholders. All directors attended our annual meeting of stockholders held in 2020.

Committees of the Board of Directors. Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of our committees meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Our Board also has a Science Committee (formerly known as the Research & Development Committee), which meets from time to time to review the Company’s clinical programs.

Audit Committee

The Audit Committee is currently comprised of three directors: Messrs. Varian and Van Nostrand, and Ms. Wasman. The Audit Committee met four times in 2020. Our Board has adopted a written Audit Committee charter that is available to stockholders in the corporate governance section of our website at https://www.sellaslifesciences.com/investors/corporate-governance/default.aspx#section=documents.

The Audit Committee was established by our Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee’s responsibilities include, among other things:

•	appointing our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accountants;

•	reviewing and approving the audit and non-audit services to be performed by the independent registered public accountants;

•	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

•	reviewing the design, implementation, adequacy and effectiveness of our internal controls regarding privacy and data protection and our related policies;

•	conferring with management and the independent registered public accountants regarding the effectiveness of internal control over financial reporting;

•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing and approving transactions between the Company and any related persons; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee and its members including compliance of the Audit Committee with its charter.

Our Board reviews the Nasdaq listing standards’ definition of “independence” for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act).

Our Board has also determined that Messrs. Varian and Van Nostrand each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of the level of knowledge and experience of both Mr. Varian and Mr. Van Nostrand based on a number of factors, including the formal education and experience of each of Messrs. Van Nostrand and Varian as former chief financial officers for public reporting companies, and the status of Messrs. Van Nostrand and Varian as Certified Public Accountants.

Report of the Audit Committee of the Board of Directors

The Audit Committee of our Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Capital Market, has furnished the following report:

The Audit Committee assists our Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by our Board of Directors, which is available on our website at https://www.sellaslifesciences.com/investors/corporate-governance/default.aspx#section=documents. This committee reviews and reassesses our charter annually and recommends any changes to our Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Moss Adams LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2020, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and Moss Adams LLP, our independent registered public accounting firm;

•	Discussed with Moss Adams LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit committees; and

•	Received written disclosures and the letter from Moss Adams LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Moss Adams LLP’s communications with the Audit Committee and the Audit Committee further discussed with Moss Adams LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Moss Adams LLP, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Members of the Company’s Audit Committee:

Messrs. John Varian and Robert L. Van Nostrand, and Ms. Jane Wasman.

Compensation Committee

The Compensation Committee is currently comprised of two directors: Ms. Wasman and Mr. Van Nostrand. Each of Ms. Wasman and Mr. Van Nostrand is independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met three times in 2020. Our Board has adopted a written Compensation Committee charter that is available to stockholders in the corporate governance section of our website at https://www.sellaslifesciences.com/investors/corporate-governance/default.aspx#section=documents.

The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:

•	establishing corporate performance goals and objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated goals and objectives;

•	reviewing and recommending to the Board for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers and directors; and

•	administering our equity compensation plans, and other similar plans and programs.

Each year, our Compensation Committee reviews with management our executive compensation tables and accompanying narrative disclosure and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice a year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising our Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee has engaged Radford, a division of Aon Hewitt, which is a subsidiary of Aon plc, or Radford, as its compensation consultant, to evaluate long and short-term executive compensation, director compensation and executive severance plans. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and has concluded that Radford’s work for the Compensation Committee does not raise any conflict of interest. On an annual basis, Radford reviews our executive officer and director compensation relative to a peer group and against survey data available to Radford. Working with Radford, the Compensation Committee reviews and adjusts our peer group in the latter part of each year for upcoming end-of-year compensation decisions. Decisions regarding 2020 salaries and short term non-equity incentive plan compensation were made by our Compensation Committee in early 2020 by reference to the peer group determined by our Compensation Committee at the end of 2019. In late 2019, the Compensation Committee and Radford, using industry standard parameters for establishing a peer group, sought to identify companies that fit the following criteria:

•	Publicly-traded, pre-commercial biopharma companies, with a focus on oncology;

•	Phase 2 or Phase 3 stage of clinical development;

•	Market capitalization under $400 million; and

•	fewer than 50 employees.

Based on these criteria, the Compensation Committee identified the following companies for our 2020 peer group: Actinium Pharmaceuticals, Inc., Aldeyra Therapeutics, Inc., Altimmune, Inc., AVEO Pharmaceuticals, Inc., Cidara Therapeutics, Inc., ContraFect Corporation, Cyclacel Pharmaceuticals, Inc., Evelo Biosciences, Inc., GlycoMimetics, Inc., Innovate Biopharmaceuticals, Inc., Jounce Therapeutics, Inc., Kezar Life Sciences, Inc., Merrimack Pharmaceuticals, Inc., NewLink Genetics Corporation, Onconova Therapeutics, Inc., Oncternal Therapeutics, Inc., resTORbio, Inc., Selecta Biosciences Inc., Sophiris Bio Inc., Stemline Therapeutics, Inc., Sunesis Pharmaceuticals Inc., Tocagen, Inc., Tyme Technologies Inc., and Verastem, Inc.

Radford ultimately developed compensation recommendations that were presented to the Compensation Committee for its consideration. Based on these recommendations, we determined our current compensation levels for our executive officers, including base salary and target bonus payments.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting candidates for election to our Board, making recommendations to our Board regarding the membership of the committees of the Board, and assessing the performance of management and our Board.

The Nominating and Corporate Governance Committee is comprised of three directors: Ms. Wasman and Messrs. Van Nostrand and Varian. All members of our Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met two times in 2020. Our Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders in the corporate governance section of our website at https://www.sellaslifesciences.com/investors/corporate-governance/default.aspx#section=documents.

Generally, our Nominating and Corporate Governance Committee will consider candidates recommended from several sources, such as other directors or officers, stockholders, third party search firms or other appropriate sources. Once identified, the Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications. The Nominating and Corporate Governance Committee believes that candidates for director should have certain qualifications, including the ability to read and understand basic financial statements and the possession of the highest personal integrity and ethics. Candidates for director should also be over 21 years of age. Our Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise enabling the candidate to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given our current needs and the needs of our Board, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee considers issues of diversity among its members in identifying and considering nominees for director and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our Board of Directors and its committees.

In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

Our Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders, it has the power and authority to consider recommendations for Board nominees and proposals submitted by the Company’s stockholders.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our Board of Directors, that stockholder must follow the procedures described in our Bylaws. Any such recommendation should be made in writing on a timely basis as set forth in our Bylaws to our Corporate Secretary at our principal office and should be accompanied by the following information concerning the proposed nominee:

•	all information relating to such person that would be required to be disclosed in a proxy statement;

•	certain biographical information about the proposed nominee;

•	the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such proposed nominee; and

•	the date or dates on which such shares were acquired and the investment intent of such acquisition.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Science Committee

The Board has a Science Committee (formerly known as the Research & Development Committee) that meets from time to time to review the Company’s clinical programs and is comprised of Dr. David A. Scheinberg, as Chair, and Dr. Angelos M. Stergiou and Mr. John Varian, as members. The Science Committee met seven times in 2020.

Stockholder Communications with the Board of Directors

The Board expects that the views of our stockholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to us at SELLAS Life Sciences Group, Inc., Times Square Tower, 7 Times Square, Suite 2503, New York, New York 10036, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Undirected communications will be distributed to our entire Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code, which, along with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the charters of our Board committees, provides a framework for the governance of our company. The Board’s Corporate Governance and Nominating Committee is responsible for periodically reviewing our governance practices and principles. The Code applies to all of our directors, officers and employees.

The Code reflects current best practices and enhances our personnel’s understanding of our standards of ethical business practices, promotes awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities, and provides clarity as to how to address ethical issues that may arise.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is posted on our website at https://www.sellaslifesciences.com/investors/corporate-governance/default.aspx#section=documents, and a printed copy may also be obtained by any stockholder upon request directed to SELLAS Life Sciences Group, Inc., Times Square Tower, 7 Times Square, Suite 2503, New York, NY 10036, Attention: Corporate Secretary. We also anticipate filing any future amendment or waiver of the Code on our website within four business days of the date of such amendment or waiver. The contents of our website are not incorporated by reference in this report or made a part hereof for any purpose.

Executive Officers

The names and ages of our current executive officers and their positions are as follows:

Name	Age	Position with the Company
Angelos M. Stergiou, M.D., Sc.D. h.c.	45	President, Chief Executive Officer and Director
Barbara A. Wood, Esq.	59	Executive Vice President, General Counsel and Corporate Secretary
Dragan Cicic, M.D.	57	Senior Vice President, Clinical Development
John T. Burns	36	Vice President, Finance, and Corporate Controller and Chief Accounting Officer

Biographical Information Regarding Executive Officers

Set forth below is a biographical description of each executive officer based on information supplied by such executive officer:

Angelos M. Stergiou, M.D., Sc.D. h.c., see “Board of Directors.”

Barbara A. Wood, Esq. Ms. Wood has served as the Company’s Executive Vice President, General Counsel and Corporate Secretary since March 2018. Prior to joining the Company, Ms. Wood served as Senior Vice President, General Counsel and Corporate Secretary at IVERIC bio, Inc. (formerly known as Ophthotech Corporation) from November 2013 to February 2018. From January 2011 to November 2013, Ms. Wood practiced law at Wood Legal. From April 2001 to December 2010 Ms. Wood served in varying roles at OSI Pharmaceuticals, Inc., most recently as Senior Vice President, General Counsel and Corporate Secretary. Before joining OSI, Ms. Wood was a partner at the New York law firm of Squadron, Ellenoff, Plesent & Sheinfeld (now part of Hogan Lovells), focusing on mergers and acquisitions, biotechnology, licensing, securities and venture capital matters. Ms. Wood received her B.A. in Economics and Classics, magna cum laude, from Connecticut College and her J.D. from Columbia Law School where she was a Harlan Fiske Stone Scholar.

Dragan Cicic, M.D. Dr. Cicic has served as Senior Vice President, Clinical Development of the Company since February 2020. Dr. Cicic has 21 years of experience in the biopharmaceutical industry.  Before joining the Company, he was a Senior Vice President, Clinical Lead, at Klus Pharma, a wholly owned U.S. subsidiary of Kelun, a major China-based multinational pharmaceutical company with about 30,000 employees worldwide.  At Klus Pharma, Dr. Cicic led the global clinical development of targeted solid cancer biologicals and was involved in the development of novel checkpoint inhibitors as well as other innovative biological and small molecule drug candidates. Prior to Klus Pharma, Dr. Cicic held senior management positions at Actinium Pharmaceuticals where he launched key clinical trials, both early and late stage, in hematologic malignancies, primarily in acute myeloid leukemia.  Dr. Cicic also worked with QED Technologies, a consulting company focused on life sciences.  He received his medical degree from the University of Belgrade, and an MBA from the Wharton School of the University of Pennsylvania. Dr. Cicic also did a Fellowship at Harvard University. Dr. Cicic has published extensively in the fields of hematologic malignancies and solid cancers. He is a member of the American Society of Hematology.

John T. Burns Mr. Burns has served as the Company’s Vice President, Finance, and Corporate Controller since December 2017 and as Vice President, Finance, and Corporate Controller and Chief Accounting Officer since January 2021. Mr. Burns has over 10 years’ experience in finance and accounting. Mr. Burns joined the Company in May 2013 and has held various positions of increasing responsibility during his tenure. Prior to joining the Company, Mr. Burns was a Securities and Exchange Reporting Manager at Pixelworks, Inc. (NASDAQ: PXLW), and began his career in public accounting at Moss Adams LLP. Mr. Burns received a B.S.M. in Finance and Master of Accounting degree from Tulane University. He is an active Certified Public Accountant.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the compensation paid or accrued during the last two fiscal years ended December 31, 2020 and 2019 to our named executive officers, or NEOs, for 2020. The NEOs are (i) our President and Chief Executive Officer, Angelos M. Stergiou, M.D., Sc.D. h.c. and (ii) our other two most highly compensated executive officers earning more than $100,000 who were serving as executive officers at the end of the year ended December 31, 2020, each identified below under the heading “Summary Compensation Table.”

	Year	Salary ($)		Bonus ($)		Non-Equity Incentive Plan Compensation ($) (1)	Option Awards ($) (2)	Stock Awards ($) (3)	All Other Compensation ($) (4)		Total ($)
Angelos M. Stergiou, M.D., Sc.D. h.c.	2020	540,750		-		283,894	107,800	179,550	2,930	(9)	1,114,924
President and Chief Executive Officer	2019	629,649	(5)	-		223,125	464,105	-	109,731	(6)	1,426,610

Barbara A. Wood, Esq.	2020	387,230		10,000	(7)	165,734	38,500	66,150	14,330	(8)	681,944
Executive Vice President, General Counsel and Corporate Secretary	2019	376,000		-		135,360	180,182	-	14,130	(8)	705,672

Dragan Cicic, M.D. (9)	2020	302,550		-		91,658	53,900	47,250	13,694	(8)	509,052
Senior Vice President, Clinical Development	2019	-		-		-	-	-	-		-

(1)	For additional information regarding the non-equity incentive plan short term compensation, see the section entitled “Non-Equity Incentive Plan Short Term Compensation.”

(2)	The amounts reflected in this column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. To determine the value of stock option awards, we use a Black Scholes pricing model to value stock options at the time of their grant. This model requires us to estimate the future value of our stock price based in part on the historic price volatility of our stock. See Note 12 to our consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, “Consolidated Financial Statements - Notes to Consolidated Financial Statements - Stock-Based Compensation,” for details as to the assumptions used to determine the fair value of equity awards.

(3)	The amounts reflected in this column represent the aggregate grant date fair value of restricted stock units computed in accordance with ASC Topic 718. The grant date fair value of restricted stock units is based on the closing price of our common stock on the date of grant.

(4)	Represents the following Company benefits paid on behalf of the employee: medical, dental, vision, short-term/long-term liability insurances, education, basic life insurance, personal accident insurance, workers’ compensation insurance and employer liability insurance.

(5)	Includes $210,322 associated with tax benefits related to Dr. Stergiou’s salary for 2019. As of July 1, 2019, the Company was no longer responsible for providing these tax benefits to Dr. Stergiou, and his annual salary was set at $525,000.

(6)	Comprised of $106,801 related to a monthly housing allowance and associated benefits, and $2,930 related to Company benefits paid on behalf of Dr. Stergiou including: medical, dental, vision, short-term/long-term liability insurances, basic life insurance and personal accident insurance, workers’ compensation insurance and employer liability insurance. As of July 1, 2019, the Company was no longer responsible for providing a monthly housing allowance to Dr. Stergiou.

(7)	Represents spot bonus award.

(8)	Represents 401(k) Plan matching contributions by the Company of $11,400 and benefits paid on behalf of the employee: medical, dental, vision, short-term/long-term liability insurances, education, basic life insurance, personal accident insurance, workers’ compensation insurance and employer liability insurance.

(9)	Dr. Cicic’s employment with the Company commenced on February 2, 2020.

Narrative Disclosure To Summary Compensation Table

Non-Equity Incentive Plan Short Term Compensation

Annual bonuses for our executive officers are based on the achievement of corporate goals typically comprised of a mix of clinical, financial and business development performance objectives. The corporate goals are approved by the Board of Directors on an annual basis at the start of each year. Dr. Stergiou’s bonus is based 100% on the level of achievement of the corporate goals, while the bonuses of the other executive officers are computed based on a combination of achievement of corporate goals and individual performance.

Equity Grants

In March 2020, the Compensation Committee recommended, and our Board approved, the grant of 70,000 and 25,000 options to Dr. Stergiou and Ms. Wood, respectively, at an exercise price of $1.89 per share, which was the fair market value on the grant date. One quarter of the shares subject to these options vested in March 2021 and the remaining shares subject to the options will vest and become exercisable in equal monthly installments for 36 months thereafter. In March 2020, the Compensation Committee also granted to Dr. Cicic, pursuant to his employment offer letter described below, 35,000 options at an exercise price of $1.89 per share, which was the fair market value on the grant date. One quarter of the shares subject to these options vested in March 2021 and the remaining shares subject to the options will vest and become exercisable in equal monthly installments for 36 months thereafter. In addition, in March 2020, the Compensation Committee recommended, and our Board approved, the grant of 95,000, 35,000 and 25,000 performance-based restricted stock units to Dr. Stergiou, Ms. Wood and Dr. Cicic, respectively (the “March 2020 RSUs”). The March 2020 RSUs will vest as follows: (i) 50% on meeting the primary endpoint in the Company’s Phase 3 REGAL study for its lead clinical candidate, galinpepimut-S (“GPS”) and (ii) 50% upon approval by the U.S. Food and Drug Administration (“FDA”) of a biologics license application (“BLA”) for GPS.

We have entered into employment agreements with each of the named executive officers described below, which include standard confidential information and/or inventions assignment agreements, and under which each of the named executive officers has agreed not to disclose our confidential information. The named executive officers are each eligible to participate in, subject to applicable eligibility requirements, all of our employee retirement and welfare benefit plans and programs made available to senior level executives. All severance benefits payable to the named executive officers under their employment agreements are subject to their signing, not revoking and complying with a release of claims in favor of us and are subject to applicable taxes and withholding.

Angelos M. Stergiou, M.D., Sc.D. h.c.

In September 2016, Private SELLAS entered into an employment agreement, or 2016 Stergiou Agreement, with Dr. Stergiou, President and Chief Executive Officer. The 2016 Stergiou Agreement was replaced and superseded in March 2019 by a new employment agreement, or the 2019 Stergiou Agreement, with Dr. Stergiou. Under 2016 Stergiou Agreement, which was governed by Bermuda law, Dr. Stergiou was entitled to an annual base salary of $400,000, net of all legally required applicable taxes, withholdings and deductions (subject to review and adjustment in the discretion of the Board or the compensation committee) and a discretionary annual cash bonus, with a target amount no less than 30% of Dr. Stergiou’s then effective base salary (subject to continued employment and the achievement of certain performance objectives established by the Board of Directors or compensation committee). The 2016 Stergiou Agreement also provided that Dr. Stergiou would receive a monthly housing allowance of $10,000, net of all legally required applicable taxes, withholdings and deductions, and would be eligible to receive an additional discretionary bonus as determined by the Company in its sole discretion.

The 2016 Stergiou Agreement did not have a specified term and either party could terminate such agreement by providing written notice at any time, with or without cause.

The 2019 Stergiou Agreement became effective as of July 1, 2019, at which time it replaced and superseded the 2016 Stergiou Agreement. The 2019 Stergiou Agreement has an initial two-year term unless terminated prior thereto (i) by us with cause (at any time) or without cause (upon at least 30 days’ prior written notice), or (ii) by Dr. Stergiou for good reason (upon at least 90 days prior written notice of the reason with a cure period of 30 days for us to correct the act or failure to act that constitutes good reason), or without good reason (upon at least 90 days prior written notice) or (iii) due to Dr. Stergiou’s death or disability. The 2019 Stergiou Agreement shall continue until terminated in accordance with its terms.

Pursuant to the terms of the 2019 Stergiou Agreement, Dr. Stergiou is entitled to an annual base salary of $525,000 (subject to review and adjustment in the sole discretion of the Board or the compensation committee thereof) and a discretionary annual cash bonus, with a target amount no less than 50% of Dr. Stergiou’s then effective base salary (subject to continued employment and the achievement of certain performance objectives established by the Board of Directors or compensation committee of the Board). The agreement also provides that to the extent that any benefit distributable pursuant to the terms of the agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or the IRC, then the total payments payable to Dr. Stergiou will be reduced as set forth in the agreement (but not below zero) so that the maximum amount of such payments (after the reduction) shall be one dollar ($1.00) less than the amount which would cause such payments to be subject to the excise tax.

In addition, Dr. Stergiou is eligible to receive equity awards in the sole discretion of the Board or the Compensation Committee.

Barbara A. Wood, Esq.

Effective March 14, 2018, we entered into an employment letter agreement with Ms. Wood. Under this agreement, Ms. Wood is entitled to an annual base salary of $365,000 (subject to review and adjustment in the discretion of the Board of Directors or the Compensation Committee) and a discretionary annual cash bonus, with a target amount of up to 40% of Ms. Wood’s then-effective base salary (subject to continued employment and the achievement of certain performance objectives established by our Board or Compensation Committee).

In connection with Ms. Wood entering into her employment letter agreement, and pursuant to the terms thereof, we granted to Ms. Wood incentive stock options to purchase up to 1,000 shares of our common stock. The option has an exercise price equal to the market price of our common stock upon the date of grant and vests as to one quarter after one year from grant and with the remainder over 36 equal monthly installments thereafter, so that the option will be fully vested and exercisable four years from the date of grant.

Ms. Wood’s employment letter agreement does not have a specified term and either party may terminate Ms. Wood’s employment agreement by providing written notice at any time, with or without cause. In December 2018, we entered into a severance agreement with Ms. Wood, or the Wood Severance Agreement, pursuant to which Ms. Wood may receive additional compensation in the event that Ms. Wood’s employment was terminated under certain conditions. See the discussion below under “Potential Payments Upon Termination or Change of Control.” In addition to the payment of severance amounts, the Wood Severance Agreement also provides that to the extent that any benefit distributable pursuant to the terms of the Wood Severance Agreement would be subject to the excise tax imposed under Section 4999 of the IRC, then the total payments payable to Ms. Wood shall be reduced as set forth in the Wood Severance Agreement (but not below zero) so that the maximum amount of such payments (after the reduction) shall be one dollar ($1.00) less than the amount which would cause such payments to be subject to the excise tax.

Dragan Cicic, M.D.

Effective January 2, 2020, we entered into an employment letter agreement with Mr. Cicic. Under this agreement, Mr. Cicic is entitled to an annual base salary of $330,000 (subject to review and adjustment in the discretion of the Board of Directors or the Compensation Committee) and a discretionary annual cash bonus, with a target amount of up to 30% of Mr. Cicic’s then-effective base salary (subject to continued employment and the achievement of certain performance objectives established by our Board or Compensation Committee). In January 2021, the target amount was increased to 35%. Mr. Cicic’s employment letter agreement does not have a specified term and either party may terminate Mr. Cicic’s employment agreement by providing written notice at any time, with or without cause.

In connection with Mr. Cicic’s hiring, we granted to Mr. Cicic incentive stock options to purchase up to 35,000 shares of our common stock. The option has an exercise price equal to the market price of our common stock upon the date of grant and vests as to one quarter after one year from grant and with the remainder over 36 equal monthly installments thereafter, so that the option will be fully vested and exercisable four years from the date of grant.

Outstanding Equity Awards At 2020 Fiscal Year-End

The following table discloses certain information regarding all outstanding equity awards at fiscal year-end for each of the officers named in the Summary Compensation Table.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Angelos M. Stergiou	3/13/2018	1,306	594	$262.00	3/13/2028	—	—
	3/18/2019	3,719	4,781	$69.00	3/18/2029	—	—
	3/12/2020	—	70,000	$1.89	3/12/2030	—	—
	3/12/2020	—	—	$—	—	95,000	$551,950
Barbara A. Wood	3/13/2018	688	312	$262.00	3/13/2028	—	—
	3/18/2019	1,444	1,856	$69.00	3/18/2029	—	—
	3/12/2020	—	25,000	$1.89	3/12/2030	—	—
	3/12/2020	—	—	$—	—	35,000	$203,350
Dragan Cicic	3/12/2020	—	35,000	$1.89	3/12/2030
	3/12/2020	—	—	$—	—	25,000	$145,250

(1)	These unvested shares underlying each option grant are scheduled to vest at a rate of one quarter on the first anniversary of the grant date and with the remainder over 36 equal monthly installments.

(2)	The exercise price was determined by using the market price for our common stock at the close of business on the grant date.

(3)	The RSUs are scheduled to vest as follows: (i) 50% on meeting the primary endpoint in our Phase 3 REGAL study for GPS and (ii) 50% upon approval by the FDA of a BLA for GPS.

(4)	Each RSU entitles the holder thereof to receive one share of our common stock for each RSU granted upon vesting or settlement. The market value is calculated by multiplying $5.81, the closing price of a share of our common stock on December 31, 2020, the last trading day of the year, as reported on Nasdaq, by the number of unvested units.

Potential Payments Upon Termination or Change of Control

Angelos M. Stergiou

Potential Payments Made Upon Termination with Cause or Without Good Reason. The 2019 Stergiou Agreement provides that if Dr. Stergiou employment is terminated with cause by us, or by Dr. Stergiou without good reason, we will pay Dr. Stergiou all his accrued benefits, and all other rights and benefits of Dr. Stergiou will terminate upon such termination, except for any right to the continuation of benefits otherwise provided by law.

Potential Payments Made Upon Termination Without Cause or for Good Reason. The 2019 Stergiou Agreement provides that if we terminate Dr. Stergiou’s employment without cause or Dr. Stergiou resigns for good reason, we will pay Dr. Stergiou the following amounts in equal installments over a defined 12 month period: (i) an amount equal to 18 months of his then-current base salary, less standard employment-related withholdings and deductions and (ii) an amount equal to a pro-rated portion of his annual short-term incentive compensation for the year in which his employment terminates, without regard to whether the performance goals with respect to such bonus have been established or met and less standard employment-related withholdings and deductions. In addition, Dr. Stergiou will be entitled, if he so elects, to receive reimbursement for Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) monthly premiums for a specified period of time.

Potential Payments Upon Termination Related to Change in Control. The 2019 Stergiou Agreement provides that if we terminate Dr. Stergiou’s employment without cause or he resigns for good reason within a one month period prior to or one year following a change in control we will pay him the following amounts in equal installments over a 12 month period: (i) an amount equal to 24 months of his then-current Base Salary, less standard employment-related withholdings and deductions; and (ii) an amount equal to one and one-half times his target bonus for the year in which his employment terminates, without regard to whether the performance goals with respect to such target bonus have been established or met and less standard employment-related with holdings and deductions. In addition, Dr. Stergiou will be entitled, if he so elects, to receive reimbursement for COBRA monthly premiums for a specified period of time. Furthermore, the vesting of all of his equity awards will immediately vest in full and become exercisable as of the date of termination.

Barbara A. Wood

Potential Payments Made Upon Termination Without Cause or for Good Reason. Pursuant to the terms of the Wood Severance Agreement, in the event that Ms. Wood’s employment is terminated by us without cause or by Ms. Wood for good reason, we will pay Ms. Wood the following amounts in equal installments over a 12- month period: (i) an amount equal to 12 months of the then-current base salary, less standard employment-related withholdings and deductions, and (ii) an amount equal to a pro-rated portion of Ms. Wood annual short-term incentive compensation for the year in which the employment terminates, without regard to whether the performance goals with respect to such bonus have been have been established or met and less standard employment-related withholdings and deductions. In addition, Ms. Wood will be entitled, if she so elects, to receive reimbursement for COBRA monthly premiums for a specified period of time.

Potential Payments Upon Termination Related to Change in Control. The Wood Severance Agreement provides that if we terminate Ms. Wood’s employment without cause or she resigns for good reason within one year following a change in control we will pay her the following amounts in equal installments over a 18 month period: (i) an amount equal to 18 months of her then-current Base Salary, less standard employment-related withholdings and deductions; and (ii) an amount equal to her target bonus for the year in which her employment terminates, without regard to whether the performance goals with respect to such target bonus have been established or met and less standard employment-related with holdings and deductions. In addition, Ms. Wood will be entitled, if she so elects, to receive reimbursement for COBRA monthly premiums for a specified period of time.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2020 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($) (2)	Total ($)(3)
Jane Wasman	90,000	9,880	99,880
Robert L. Van Nostrand	61,375	9,880	71,255
John Varian	62,750	9,880	72,630
David A. Scheinberg	47,500	9,880	57,380

(1)	Represents cash compensation earned or paid for services rendered by each non-employee director for services on our Board or a committee thereof.

(2)	Amounts shown reflect the grant date fair value computed in accordance with FASB ASC 718, adjusted to disregard the effects of any estimate of forfeitures related to service-based vesting. Each director received 6,500 stock options on March 12, 2020. The assumptions we used in valuing options are described more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the footnotes to our financial statements incorporated in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)	Dr. Angelos M. Stergiou, our Chief Executive Officer, is also a member of our Board, but does not receive any additional compensation for his service as a director.

Director Compensation Policy

Our Board and the Compensation Committee have adopted the following compensation for our directors:

Compensation Category	Amount
Annual Base Compensation	$40,000
Additional Non-Executive Chair Compensation	$30,000
Additional Committee Chair Compensation:
Audit	$15,000
Compensation	$10,000
Nominations and Governance	$7,500
Science (f/k/a Research & Development)	$7,500
Additional Committee Membership Compensation:
Audit	$7,500
Compensation	$5,000
Nominations and Governance	$3,875
Science	$3,875

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2020.

Equity Compensation Plan Information as of December 31, 2020

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Previous Columns)
Equity compensation plans approved by security holders
2017 Equity Incentive Plan	21,520	$112.81	—
2019 Equity Incentive Plan	186,000	$1.87	100,689
Restricted Stock units	170,000	N/A	—
2017 Employee Stock Purchase Plan	—	N/A	8,302
Equity compensation plans not approved by security holders
None	—	—	—
Total	377,520	$13.38	108,991

Related Person Transactions Policy and Procedures

We have adopted a written Related Person Transactions and SEC Compliance Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of our Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits of the transaction to us and whether any alternative transactions were available. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

DELINQUENT SECTION 16(a) REPORTS

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members, classified into three classes as follows: (1) Jane Wasman and Robert Van Nostrand are members of Class I with a term ending at the 2023 annual meeting; (2) David A. Scheinberg is a member of Class II with a term ending at the 2021 Annual Meeting; and (3) Angelos M. Stergiou and John Varian are members of Class III with a term ending at the 2022 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Our Board of Directors is nominating David A. Scheinberg for election at the 2021 Annual Meeting as a Class II director to serve for a term of three years until his death, resignation or removal pursuant to our Bylaws.

Unless authority to vote for this nominee is withheld, the shares represented by proxies solicited by the Board will be voted “FOR” the election of the foregoing Class II director. In the event that the foregoing nominee becomes unable or unwilling to serve, the shares represented by proxies solicited by the Board will be voted for the election of such other person as our Board of Directors may recommend in that nominee’s place. We have no reason to believe that the foregoing nominee will be unable or unwilling to serve as a director.

THE board of directors UNANIMOUSLY Recommends The Election Of DAVID A. SCHEINBERG As A CLASS II Director, And Proxies Solicited By Our board of directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Moss Adams LLP, or Moss Adams, as our independent registered public accounting firm for the fiscal year ended December 31, 2021 and has further directed that management submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the 2021 Annual Meeting.

Moss Adams currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2020. Moss Adams has served as our auditors since 2018. Moss Adams does not have and has not had any financial interest, direct or indirect, in our Company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors.

Our Audit Committee and our Board believe that the continued retention of Moss Adams to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, we are asking stockholders to ratify such appointment. If this appointment is not ratified at the 2021 Annual Meeting, the Audit Committee intends to reconsider its selection of Moss Adams. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our company and its stockholders.

Audit and non-audit services to be provided by Moss Adams are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are costs or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers. Representatives of Moss Adams are expected to be present at the 2021 Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Our Audit Committee is directly responsible for appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee is also responsible for approving the audit and non-audit fees of our independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

“FOR” votes from holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the 2021 Annual Meeting that cast votes is required to ratify the appointment of Moss Adams. Abstentions and broker non-votes will count towards a quorum but will have no effect on the outcome of this Proposal 2.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the years ended December 31, 2020 and 2019, by Moss Adams, our principal accountant.

	2019	2020
	(in thousands)
Audit Fees(1)	$383	$373
Audit-related Fees(2)	187	108
Tax Fees(3)	119	46
All Other Fees	—	—
Total Fees	$689	$527

(1)	For the years ended December 31, 2020 and 2019, the aggregate audit fees billed for professional services rendered for audits and quarterly reviews of our consolidated financial statements.

(2)	For the years ended December 31, 2020 and 2019, audit-related fees billed by Moss Adams pertained to services rendered in connection with procedures required for filings with the SEC in conjunction with financing transactions.

(3)	Tax fees consist of fees for tax consultation and compliance services.

All fees described above were pre-approved by the Audit Committee.

We furnished the foregoing disclosure to Moss Adams.

Pre-Approval Procedures

Our Audit Committee pre-approves of audit and non-audit services rendered by our independent registered public accounting firm, Moss Adams. Our Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

Our Audit Committee has determined that the rendering of services other than audit services by Moss Adams is compatible with maintaining the principal accountant’s independence.

THe board of directors UNAnIMOUSLY Recommends A Vote To Ratify The Appointment Of MOSS ADAmS As Our Independent Registered Public Accounting Firm, And Proxies Solicited By Our board of directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

PROPOSAL 3

TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

At our 2019 annual meeting of stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board of Directors adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

At our 2020 annual meeting of stockholders, we sought an advisory “say-on-pay” vote on our Company’s executive compensation program.  The 2020 say-on-pay proposal was approved by approximately 58% of the votes cast. The votes cast against the 2020 say-on-pay proposal represented approximately 5% of the Company’s total outstanding shares and our research has indicated that the great majority of these votes against the 2020 say-on-pay proposal came from individual stockholders who submitted their votes anonymously. We have been unable to identify any votes against the 2020 say-on-pay proposal submitted by institutional stockholders or other accredited investors. We take very seriously the views of our stockholders regarding our executive compensation and we consider a 58% vote in favor of the 2020 say-on-pay proposal to be an unsatisfactory result. However, because of the nature of the votes cast against the proposal, we have not been able to engage more specifically with stockholders who submitted notable votes against the 2020 say-on-pay proposal.

 Our Compensation Committee and Management are committed to considering and being responsive to stockholder views on executive compensation. We continue to re-evaluate our pay practices and compensation programs with guidance from our independent compensation consultant, Radford. Additionally, during the last twelve months, Dr. Stergiou, together with other members of management, has periodically held meetings with stockholders and participated in investor conferences which has provided him with the opportunity to understand stockholder views on the status of the Company’s clinical trial programs, financial performance, strategic business plans, corporate governance, executive compensation, and related subjects.

The summary compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this Proxy Statement. Our Compensation Committee has adopted compensation policies and makes decisions which are focused on pay-for-performance principles, with the primary goal of strongly aligning the interests of our executives and employees with the interests of our stockholders. The structure of the compensation program for our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, our Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, our Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this Proposal 3 requires that the proposal receive “FOR” votes from the holders of a majority of the shares voting online or represented by proxy and entitled to vote on the matter at the 2021 Annual Meeting that cast votes with respect to this Proposal 3. Abstentions and broker non-votes will count towards a quorum but will have no effect on the outcome of this Proposal 3. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at the 2022 annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4

TO APPROVE THE 2021 EMPLOYEE STOCK PURCHASE PLAN

On April 22, 2021, our Board unanimously approved, subject to stockholder approval at the meeting, the adoption of the 2021 Employee Stock Purchase Plan (the “ESPP”).  The ESPP provides eligible employees with the opportunity to purchase shares of our common stock at a discount, on a tax-favored basis, through regular payroll deductions in compliance with Section 423 of the IRC.

The ESPP is being submitted to stockholders for approval at the meeting in order to ensure favorable federal income tax treatment under Section 423 of the IRC for purchases of shares by our employees under the ESPP.

The ESPP allows all of the full-time and certain part-time employees of the Company to purchase shares of our common stock at a discount to fair market value.  Employees will purchase shares in September and March of each year using funds deducted from their paychecks during the preceding six months. The ESPP is expected to be an important component of the benefits package that we offer to our employees. We believe that the ESPP will aid us in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in our success.

Our Board believes it is in the best interest of the Company and its stockholders that the ESPP be approved. If approved, eligible employees who elect to participate in the ESPP will first be granted options to purchase common stock under the ESPP on September 15, 2021.

Summary of Material Features of the ESPP

The following description of the material features of the ESPP is intended to be a summary only.  This summary is qualified in its entirety by the full text of the ESPP that is attached to this proxy statement as Appendix A.

Administration. The ESPP will be administered under the direction of the Compensation Committee. The Compensation Committee has authority to interpret the ESPP and to make all other determinations necessary or advisable in administering it.

Eligibility. All full-time employees and certain part-time employees who have been continuously employed for at least one month prior to an offering date will be eligible to participate in the ESPP. For part-time employees to be eligible, they must have customary employment of more than five months in any calendar year and more than 20 hours per week. However, no employee shall be eligible to participate to the extent that, immediately after the grant, (i) that employee would own stock and/or options or securities to purchase stock possessing 5% or more of the combined voting power or the value of all classes of our stock, or (ii) his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate that exceeds $25,000 for each calendar year in which such rights are outstanding and exercisable.  All of our employees will be eligible to participate in the ESPP. Participation in the ESPP is at the election of each eligible employee and the amounts received by a participant under the ESPP depend on the fair market value of our common stock on future dates; therefore, the benefits or amounts that will be received by any participant if the ESPP is approved by our stockholders, are not currently determinable.

Shares Available for Issuance. Assuming the ESPP is approved by our stockholders at the meeting, there will be 300,000 shares of our common stock available for issuance under the ESPP.

Participation. To participate in the ESPP, an eligible employee authorizes payroll deductions in an amount not less than 1% nor greater than 20% of his or her “eligible earnings” (i.e., regular rate of salary or wages, including overtime pay but not including incentive payments, bonuses, commissions or other additional payments) for each full payroll period in the offering period. The maximum number of shares of common stock that may be purchased by any participant during an offering period shall equal the lesser of 5,000 shares or $25,000 divided by the fair market value of our common stock on the first day of an offering period.  To ensure that IRS share limitations are not exceeded, we do not accept contributions from an individual participant in excess of $25,000 per calendar year.

Purchases. Eligible employees enroll in a six-month offering period during the open enrollment period prior to the start of that offering period. A new offering period begins approximately every September 15 and March 15.  At the end of each offering period, the accumulated deductions are used to purchase shares of our common stock from us during an offering period.  Shares are purchased at a price equal to 85% of the lower of the fair market value of our common stock on the first business day or the last business day of an offering period. On April 22, 2021, the closing market price per share of our common stock was $7.75 as reported by the Nasdaq Stock Market.

Termination of Employment. If a participating employee voluntarily resigns or is terminated by the Company prior to the last day of an offering period, the employee’s option to purchase terminates and the amount in the employee’s account is returned to the employee.

Transferability. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent or distribution to a designated beneficiary upon the participant’s death) by the participant.

Adjustments upon Change in Capitalization. Subject to any required action by our stockholders, the number of shares of common stock covered by unexercised options under the ESPP, the number of shares of common stock which have been authorized for issuance under the ESPP but are not yet subject to options, the maximum number of shares of common stock that may be purchased by a participant in an offering period, as well as the price per share of common stock covered by each unexercised option under the ESPP, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock.

In the event of the proposed dissolution or liquidation of the Company, any offering period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by our Board.  In the event of a proposed sale of all or substantially all of the assets of the Company, or merger, consolidation or other capital reorganization of the Company with or into another corporation, each option outstanding under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation unless our Board determines, in its sole discretion and in lieu of assumption or substitution, to shorten an offering period then in progress.

Participation Adjustment. If the number of unsold shares that are available for purchase under the ESPP is insufficient to permit exercise of all rights deemed exercised by all participating employees, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds remaining in a participating employee’s account after such exercise are refunded to the employee, without interest.

Amendment. Our Board may amend the ESPP at any time and in any respect unless stockholder approval of the amendment in question is required under Section 423 of the IRC, any national securities exchange or system on which our common stock is then listed or reported, or under any other applicable laws, rules, or regulations.

Termination. Our Board may terminate the ESPP at any time and for any reason or for no reason, provided that no termination shall impair any rights of participating employees that have vested at the time of termination. Without further action of our Board, the ESPP shall terminate on April 22, 2031 or, if earlier, at such time as all shares of our common stock that may be made available for purchase under the ESPP have been issued.

Federal Income Tax Consequences

The ESPP, and the rights of participant employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the IRC. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.

Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

(i)	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

(ii)	an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain should be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income at the time of such disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.  In all other cases, no deduction is allowed to the Company.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.

Vote Required

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE 2021 EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board, at the time of the preparation of this Proxy Statement, knows of no other matters to come before the 2021 Annual Meeting other than those referred to herein. If any other matters should properly come before the 2021 Annual Meeting, the persons acting as proxies will have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors

Barbara A. Wood

Executive Vice President, General Counsel

and Corporate Secretary

APPENDIX A

2021 EMPLOYEE STOCK PURCHASE PLAN

SELLAS LIFE SCIENCES GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2021 Employee Stock Purchase Plan (the “Plan”) of Sellas Life Sciences Group, Inc. (the “Company”).

1.            Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.            Definitions.

(a)               “Board” shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.

(b)               “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor statute, regulation and guidance thereto.

(c)               “Common Stock” shall mean the common stock, $0.0001 par value per share, of the Company.

(d)               “Company” shall mean Sellas Life Sciences Group, Inc., a Delaware corporation.

(e)               “Compensation” shall mean the regular rate of salary or wages received by the Employee from the Company or a Designated Subsidiary that is taxable income for federal income tax purposes or applicable tax law, including payments for overtime and shift premium, but excluding incentive compensation, incentive payments, bonuses, commissions, relocation, expense reimbursements, tuition or other reimbursements or compensation received from the Company or a Designated Subsidiary.

(f)                “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g)               “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h)               “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

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(i)                “Employee” shall mean any person who is employed by the Company or one of its Designated Subsidiaries for tax purposes and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(j)                “Exercise Date” shall mean the last business day of each Offering Period of the Plan.

(k)               “Exercise Price” shall mean with respect to an Offering Period, an amount equal to 85% of the fair market value (as defined in Section 7(b)) of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

(l)                 “Offering Date” shall mean the first business day of each Offering Period of the Plan.

(m)              “Offering Period” shall mean a period of six months as set forth in Section 4 of the Plan.

(n)               “Plan” shall mean this Sellas Life Sciences Group, Inc. Employee Stock Purchase Plan.

(o)              “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.            Eligibility.

(a)              Any person who has been continuously employed as an Employee for one (1) month as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan and further, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code. All Employees granted options under the Plan with respect to any Offering Period will have the same rights and privileges except for any differences that may be permitted pursuant to Section 423.

(b)              Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock as defined in Section 7(b) (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. In addition, the maximum number of shares of Common Stock that may be purchased by any participant during an Offering Period shall equal the lesser of (i) 5,000 shares of Common Stock or (ii) $25,000 divided by the fair market value of the Common Stock on the first trading day of such Offering Period, which price shall be adjusted if the price per share is adjusted pursuant to Section 18. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 3(b).

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4.            Offering Periods. The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on March 15 and September 15 of each year or the first business day thereafter (or at such other time or times as may be determined by the Board).

5.            Participation.

(a)               An eligible Employee may become a participant in the Plan by completing an Enrollment Form provided by the Company and filing it with the Company or its designee at least ten (10) days prior to the applicable Offering Date, unless a later time for filing the Enrollment Form is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Form and its submission may be electronic as directed by the Company. The Enrollment Form shall set forth the percentage of the participant’s Compensation (which shall be not less than one percent (1%) and not more than twenty percent (20%) to be paid as Contributions pursuant to the Plan.

(b)               Payroll deductions shall commence with the first payroll following the Offering Date, unless a later time is set by the Board with respect to a given Offering Period, and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the Enrollment Form is applicable, unless sooner terminated as provided in Section 10.

6.            Method of Payment of Contributions.

(a)               Each participant shall elect to have payroll deductions made on each payroll during the Offering Period in an amount not less than one percent (1%) and not more than twenty percent (20%) of such participant’s Compensation on each such payroll (or such other percentage as the Board may establish from time to time before an Offering Date). All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease, but may not increase, the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new Enrollment Form authorizing a change in the deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new Enrollment Form, if the Enrollment Form is submitted at least ten (10) days prior to such date, and, if not, as of the beginning of the next succeeding payroll period.

(b)              Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $21,250. Payroll deductions shall recommence at the rate provided in such participant’s Enrollment Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

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7.             Grant of Option.

(a)               On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Exercise Price; provided however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The fair market value of a share of the Common Stock shall be determined as provided in Section 7(b).

(b)               The fair market value of the Common Stock on a given date shall be (i) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last sale price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), on the composite tape or other comparable reporting system; or (ii) if the Common Stock is not listed on a national securities exchange and such price is not regularly reported, the mean between the bid and asked prices per share of the Common Stock at the close of trading in the over-the-counter market.

8.            Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to the option will be purchased for him or her at the applicable Exercise Price with the accumulated Contributions in his or her account. If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be carried forward to the next Exercise Date, unless the participant requests a cash payment. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.            Delivery. Upon the written request of a participant, certificates representing the shares purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form, except that the Board may determine that such shares shall be held for each participant’s benefit by a broker designated by the Board. Any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant’s account after an Exercise Date shall be returned to the participant.

10.          Withdrawal; Termination of Employment. A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company or its designee. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

(a)               Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

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(b)               In the event an Employee fails to remain in Continuous Status as an Employee for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.          Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12.          Stock.

(a)               The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised), the Company shall make a pro rata allocation of the shares remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in an Employee’s account not applied to the purchase of shares pursuant to this Section 12 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b)               The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

13.          Administration. The Board shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, to correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including without limitation, adopting subplans applicable to particular Designated Subsidiaries or locations, which subplans may be designed to be outside the scope of Section 423 of the Code..

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14.          Designation of Beneficiary. A participant may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations shall be made either in writing or by electronic delivery as directed by the Company.

(a)               Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.          Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.          Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.          Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.          Adjustments upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by unexercised options under the Plan and the number of shares of Common Stock which have been authorized for issuance under the Plan but are not yet subject to options under Section 12(a) (collectively, the “Reserves”), the maximum number of shares of Common Stock that may be purchased by a participant in an Offering Period set forth in Section 3(b) as well as the price per share of Common Stock covered by each unexercised option under the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

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In the event of the proposed dissolution or liquidation of the Company, an Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or other capital reorganization of the Company with or into another corporation, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets, merger or other reorganization, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets, merger or other reorganization, the consideration (whether stock, cash or other securities or property) received in the sale of assets, merger or other reorganization by holders of Common Stock for each share of Common Stock held on the effective date of such transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets, merger or other reorganization.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.          Amendment or Termination.

(a)               The Board may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant provided that an Offering Period may be terminated by the Board on an Exercise Date or by the Board’s setting a new Exercise Date with respect to an Offering Period then in progress if the Board determines that termination of the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Offering Period would cause the Company to incur adverse accounting charges in the generally-accepted accounting rules applicable to the Plan. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

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(b)               Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan.

20.          Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.          Conditions upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.          Information Regarding Disqualifying Dispositions. By electing to participate in the Plan, each participant agrees to provide any information about any transfer of shares of Common Stock acquired under the Plan that occurs within two years after the first business day of the Offering Period in which such shares were acquired as may be requested by the Company or any Subsidiaries in order to assist it in complying with the tax laws.

23.          Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee.

24.          Rights as a Stockholder. Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of shares covered by an option. No Employee shall have any right as a stockholder unless and until an option has been exercised, and the shares underlying the option have been registered in the Company’s share register.

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25.          Term of Plan. The Plan became effective upon its adoption by the Board on April 22, 2021 and shall continue in effect through April 22, 2031, unless sooner terminated under Section 19.

26.          Applicable Law. This Plan shall be governed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles.

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1 U P X 01 - David A. Scheinberg For Withhold 3. To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. These proposals call for a non-binding, advisory vote, and accordingly there is no “required vote” that would constitute approval. However, our Board of Directors, including our compensation committee, values the opinions of our stockholders and we will consider our stockholders’ concerns to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement and evaluate what actions may be appropriate to address those concerns. 2. To Ratify the Selection by the Audit Committee of Moss Adams LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the current fiscal year. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. + + Proposals — The Board of Directors recommends a v A ote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card 1. To Elect One Class II Director. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. The nominee for Class II director to be considered at the annual meeting is David A. Scheinberg. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the foregoing Class II Director. For Against Abstain 4. To approve the 2021 Employee Stock Purchase Plan. Our Board of Directors unanimously approved the adoption of the 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides eligible employees with the opportunity to purchase shares of our common stock at a discount, on a tax-favored basis, through regular payroll deductions in compliance with Section 423 of the IRC. We believe that the ESPP will aid us in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in our success. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval of the proposal 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 5 0 2 3 8 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SLS or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SLS Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SLS PROXY FOR 2021 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SELLAS LIFE SCIENCES GROUP, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE. The undersigned stockholder of SELLAS Life Sciences Group, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2021. The undersigned stockholder hereby also designates Angelos M. Stergiou, President and Chief Executive Officer, Barbara A. Wood, Executive Vice President, Secretary and General Counsel, or any of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2021 Annual Meeting of Stockholders of SELLAS Life Sciences Group, Inc. to be held on Tuesday, June 8, 2021, at 8:30 a.m., EDT, virtually via the internet and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND AS SAID PROXIES (OR ANY OF THEM) DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Proxy — SELLAS Life Sciences Group, Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q The 2021 Special Meeting of Stockholders of SELLAS Life Sciences Group, Inc. will be held on Tuesday, June 8, 2021 at 8:30 am local time, virtually via the internet at www.meetingcenter.io/287191590. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — SLS2021.

1 U P X 01 - David A. Scheinberg For Withhold 3. To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. These proposals call for a non-binding, advisory vote, and accordingly there is no “required vote” that would constitute approval. However, our Board of Directors, including our compensation committee, values the opinions of our stockholders and we will consider our stockholders’ concerns to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement and evaluate what actions may be appropriate to address those concerns. 2. To Ratify the Selection by the Audit Committee of Moss Adams LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the current fiscal year. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. + + Proposals — The Board of Directors recommends a v A ote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card 1. To Elect One Class II Director. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. The nominee for Class II director to be considered at the annual meeting is David A. Scheinberg. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the foregoing Class II Director. 4. To approve the 2021 Employee Stock Purchase Plan. Our Board of Directors unanimously approved the adoption of the 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides eligible employees with the opportunity to purchase shares of our common stock at a discount, on a tax-favored basis, through regular payroll deductions in compliance with Section 423 of the IRC. We believe that the ESPP will aid us in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in our success. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval of the proposal MMMMMMMMM 5 0 2 3 8 8 MMMMMMMMMMMM

PROXY FOR 2021 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SELLAS LIFE SCIENCES GROUP, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE. The undersigned stockholder of SELLAS Life Sciences Group, Inc., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2021. The undersigned stockholder hereby also designates Angelos M. Stergiou, President and Chief Executive Officer, Barbara A. Wood, Executive Vice President, Secretary and General Counsel, or any of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2021 Annual Meeting of Stockholders of SELLAS Life Sciences Group, Inc. to be held on Tuesday, June 8, 2021, at 8:30 a.m., EDT, virtually via the internet and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side. THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND AS SAID PROXIES (OR ANY OF THEM) DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Proxy — SELLAS Life Sciences Group, Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q